EXHIBIT 10.1

BALLY TOTAL FITNESS HOLDING CORPORATION
EMPLOYMENT INDUCEMENT AWARD EQUITY INCENTIVE PLAN

           1.           Purpose of the Plan. The purpose of this Plan is to grant equity-based compensation Awards as a material employment inducement to newly hired officers and key employees of the Company and its Affiliates, which will enable these individuals to acquire or increase their ownership of Common Stock of the Company on reasonable terms. The opportunity to own stock in the Company provided through the Plan is intended to foster in these individuals an incentive to join the Company and put forth maximum effort for the continued success and growth of the Company and its Affiliates. The Plan is also intended to aid in retaining quality executives and to assist in attracting the best available individuals to the Company and its Affiliates in the future. All Awards granted under the Plan are intended to constitute “employment inducement awards” within the meaning of Section 303A.08 of the New York Stock Exchange Listed Company Manual. Awards under the Plan may only be made in compliance with such rules and other requirements as may be imposed by the New York Stock Exchange in connection with employment inducement awards.

           2.          Definitions. As used herein, the following definitions shall apply:

2.1 “Acquiring Person” has the meaning set forth in Section 2.11(a) of the Plan.

2.2 “Administrator” means the Board, any Committees or such delegates as shall be administering the Plan in accordance with Section 4 of the Plan.

2.3 “Affiliate” means an “affiliate” within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Company).

2.4 “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. federal and state laws, any stock exchange or quotation system on which the Company has listed or submitted for quotation the Common Stock to the extent provided under the terms of the Company’s agreement with such exchange or quotation system and, with respect to Awards subject to the laws of any foreign jurisdiction where Awards are, or will be, granted under the Plan, the laws of such jurisdiction.

2.5 “Associate” means an “associate” within the meaning of Rule 12b-2 of the General Rules and Regulations under the Exchange Act (as in effect on the date the Plan is adopted by the Company).

2.6 “Award” means a Stock Award or Option granted in accordance with the terms of the Plan.

2.7 “Awardee” means an Employee of the Company or any Affiliate who has been granted an Award under the Plan.

2.8 “Award Agreement” means a Stock Award Agreement and/or Option Agreement, which may be in written or electronic format, in such form and with such terms as may be specified by the Administrator, evidencing the terms and conditions of an individual Award. Each Award Agreement is subject to the terms and conditions of the Plan.

2.9 “Beneficial Owner” means with respect to any Person, and a Person shall be deemed to “beneficially own” and be the beneficial owner of any securities (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to (ii)(B) above) or disposing of any securities of the Company. Notwithstanding anything in this definition of beneficial ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s beneficial ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

2.10 “Board” means the Board of Directors of the Company.

2.11 “Change in Control” means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as in effect on the date the Plan is approved by the Company), whether or not the Company is then subject to such reporting requirement; provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

(a) any Person other than an Exempt Person (an “Acquiring Person”) is or becomes the Beneficial Owner of Shares representing ten percent (10%) or more of the combined voting power of the Company’s then outstanding Shares other than either in connection with a transaction or series of related transactions approved by the Board (which Board must include at least a majority who were Continuing Directors and which transaction or series of related transactions must have been approved by a majority of the Continuing Directors) or as the result of the reduction in the number of issued and outstanding Shares pursuant to a transaction or series of related transactions approved by the Board;

(b) any Person other than an Exempt Person commences, or publicly announces an intent to commence, a tender or exchange offer, the consummation of which would result in such Person becoming the Beneficial Owner of Shares representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding Shares;

(c) during any period of two (2) consecutive years (not including any period prior to the adoption of this Plan) there shall cease to be a majority of the Board comprised of Continuing Directors; or

(d) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent more than eighty percent (80%) of the combined voting power of the voting securities of the Company outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

2.12 “Code” means the United States Internal Revenue Code of 1986, as amended.

2.13 “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan or the Compensation Committee of the Board.

2.14 “Common Stock” means the common stock of the Company.

2.15 “Company” means Bally Total Fitness Holding Corporation, or its successor.

2.16 “Consultant” means any person engaged by the Company or any Affiliate to render services to such entity as an advisor or consultant.

2.17 “Continuing Director” means a Director of the Company who is not an Acquiring Person or an Affiliate or Associate thereof or any of their representatives, and who either was a Director of the Company before any Person became an Acquiring Person, or whose nomination or election to the Board was recommended or approved by a majority of the then Continuing Directors.

2.18 “Conversion Award” has the meaning set forth in Section 4.2(l) of the Plan.

2.19 “Director” means a member of the Board.“Director” means a member of the Board.

2.20 “Employee” means a regular, active employee of the Company or any Affiliate, including an Officer. The Administrator shall determine whether or not the chairman of the Board qualifies as an “Employee.” Within the limitations of Applicable Law, the Administrator shall have the discretion to determine the effect upon an Award and upon an individual’s status as an Employee in the case of (i) any individual who is classified by the Company or its Affiliate as leased from or otherwise employed by a third party or as intermittent or temporary, even if any such classification is changed retroactively as a result of an audit, litigation or otherwise, (ii) any leave of absence approved by the Company or an Affiliate, (iii) any transfer between locations of employment with the Company or an Affiliate or between the Company and any Affiliate or between any Affiliates, (iv) any change in the Awardee’s status from an employee to a Consultant or Director and (v) at the request of the Company or an Affiliate an employee becomes employed by any partnership, joint venture or corporation not meeting the requirements of an Affiliate in which the Company or an Affiliate is a party.

2.21 “Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

2.22 “Exempt Person” means the Company, any subsidiary of the Company, any employee benefit plan of the Company or any subsidiary of the Company, any entity holding Shares for or pursuant to the terms of any such plan, any Director of the Company holding office as of the close of business on the date the Plan is adopted by the Company who are also officers of the Company on such date, any immediate family member of or Person controlled by any such Director.

2.23 “Fair Market Value” means, unless the Administrator determines otherwise, as of any date, the average of the highest and lowest quoted sales prices for such Common Stock as of such date (or if no sales were reported on such date, the average on the last preceding day on which a sale was made), as reported in such source as the Administrator shall determine.

2.24 “Grant Date” means the date upon which an Award is granted to an Awardee pursuant to this Plan.

2.25 “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

2.26 “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

2.27 “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

2.28 “Option” means a right granted under Section 8 to purchase a number of Shares at such exercise price, at such times and on such other terms and conditions as are specified in the agreement or other documents evidencing the Award (the “Option Agreement”).

2.29 “Participant” means the Awardee or any person (including any estate) to whom an Award has been assigned or transferred as permitted hereunder.

2.30 “Person” means any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

2.31 “Plan” means this Bally Total Fitness Holding Corporation Employment Inducement Award Equity Incentive Plan.

2.32 “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

2.33 “Stock Award” means an award or issuance of Shares made under Section 10 of the Plan, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other documents evidencing the Award (the “Stock Award Agreement”).

2.34 “Termination of Employment” shall mean ceasing to be an Employee. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or business unit, or a joint venture, shall be deemed to result in a Termination of Employment.

           3.          Stock Subject to the Plan.

3.1 Aggregate Limits. Subject to the provisions of Section 12 of the Plan, the aggregate number of Shares subject to Awards granted under the Plan is six hundred thousand (600,000) Shares. Shares subject to Awards that are cancelled, expire or are forfeited shall not be available for re-grant under the Plan. The Shares subject to the Plan may be either Shares reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

3.2 Stock Award Limitation. Subject to the provisions of Section 12 of the Plan, the aggregate number of Shares that may be granted subject to Stock Awards made under the Plan is six hundred thousand (600,000) Shares.

3.3 Discounted Options Limitation. The maximum aggregate number of Shares underlying Nonstatutory Stock Options with an exercise price of less than Fair Market Value on the Grant Date that may be granted under Section 8.2 of the Plan is six hundred thousand (600,000) Shares, subject to the provisions of Section 12 of the Plan.

           4.          Administration Of The Plan

4.1 Procedure.

(a) Multiple Administrative Bodies. The Plan shall be administered by the Board, a Committee and/or their delegates.

(b) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 promulgated under the Exchange Act (“Rule 16b-3”), Awards to Officers shall be made by the entire Board or a Committee of two or more “non-employee directors” within the meaning of Rule 16b-3.

(c) Other Administration. The Board or a Committee may delegate to an authorized officer or officers of the Company the power to approve Awards to individuals eligible to receive Awards under the Plan who are not subject to Section 16 of the Exchange Act.

(d) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

4.2 Powers of the Administrator. Subject to the provisions of the Plan and, in the case of a Committee or delegates acting as the Administrator, subject to the specific duties delegated to such Committee or delegates, the Administrator shall have the authority, in its sole discretion:

(a) to select the Employees of the Company or its Affiliates to whom Awards are to be granted hereunder;

(b) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(c) to determine the type of Award to be granted to the selected Employees;

(d) to approve forms of Award Agreements for use under the Plan;

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder; such terms and conditions include, but are not limited to, the exercise and/or purchase price, the time or times when an Award may be exercised (which may or may not be based upon performance criteria), the vesting schedule, any vesting and/or exercisability acceleration or waiver of forfeiture restrictions, the acceptable forms of consideration, the term and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine and may be established at the time an Award is granted or thereafter;

(f) to correct administrative errors;

(g) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(h) to adopt rules and procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures; without limiting the generality of the foregoing, the Administrator is specifically authorized (A) to adopt rules and procedures regarding the conversion of local currency, withholding procedures and handling of stock certificates, which vary with local requirements; and (B) to adopt such rules and procedures as the Administrator deems desirable, to accommodate foreign laws, regulations and practice;

(i) to prescribe, amend and rescind rules and regulations relating to the Plan;

(j) to modify or amend each Award, including, but not limited to, the acceleration of vesting and/or exercisability; provided, however, that any such amendment is subject to Section 13 of the Plan and may not impair any outstanding Award unless agreed to in writing by the Participant;

(k) to allow Participants to satisfy withholding tax amounts by electing to have the Company withhold from the Shares to be issued upon exercise of a Nonstatutory Stock Option or vesting of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld; the Fair Market Value of the Shares to be withheld shall be determined in such manner and on such date that the Administrator shall determine or, in the absence of provision otherwise, on the date that the amount of tax to be withheld is to be determined; all elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may provide;

(l) to authorize conversion or substitution under the Plan of any or all stock options, stock appreciation rights or other stock awards held by service providers of an entity acquired by the Company (the “Conversion Awards”); any conversion or substitution shall be effective as of the close of the merger or acquisition; unless otherwise determined by the Administrator at the time of conversion or substitution, all Conversion Awards shall have the same terms and conditions as Awards generally granted by the Company under the Plan;

(m) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(n) to impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by the Participant of any Shares issued as a result of or under an Award, including without limitation, (A) restrictions under an insider trading policy and (B) restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(o) to provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award; and

(p) to make all other determinations deemed necessary or advisable for administering the Plan and any Award granted hereunder.

4.3 Effect of Administrator’s Decision. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, shall be final and binding on all Participants and/or other interested parties. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations, including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

           5.           Eligibility. Awards may be granted only to Employees of the Company or any of its Affiliates. Awards may not be granted to (a) Consultants or (b) Directors unless such Directors otherwise qualify as an Employee of the Company or one of its Affiliates.

           6.           Term of Plan. The Plan shall become effective upon its adoption by the Company. It shall continue in effect for a term of ten (10) years, unless terminated earlier under Section 13 of the Plan.

           7.           Term of Award. The term of each Award shall be determined by the Administrator and stated in the Award Agreement. In the case of an Option, the term shall be ten (10) years from the Grant Date or such shorter term as may be provided in the Award Agreement.

           8.           Options. The Administrator may grant an Option or provide for the grant of an Option as a material employment inducement to newly hired officers and key employees of the Company and its Affiliates, either from time to time in the discretion of the Administrator or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, or the satisfaction of an event or condition within the control of the Awardee or within the control of others.

8.1 Option Agreement. Each Option Agreement shall contain provisions regarding (i) the number of Shares that may be issued upon exercise of the Option, (ii) the type of Option, (iii) the exercise price of the Shares and the means of payment for the Shares, (iv) the term of the Option, (v) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Administrator, (vi) restrictions on the transfer of the Option and forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

8.2 Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(a) In the case of a Nonstatutory Stock Option that is not part of a Conversion Award, the per Share exercise price shall be no less than 75% of the Fair Market Value per Share on the Grant Date.

(b) At the Administrator’s discretion, a Nonstatutory Stock Option that is part of a Conversion Award may be granted in substitution and/or conversion of options of an acquired entity, with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of such substitution and/or conversion.

8.3 No Option Repricings. Other than in connection with a change in the Company’s capitalization (as described in Section 12.1 of the Plan), the exercise price of an Option may not be reduced without shareholder approval.

8.4 Vesting Period and Exercise Dates. Options granted under this Plan shall vest and/or be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Administrator. The Administrator shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator. At any time after the grant of an Option, the Administrator may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Option.

8.5 Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of an Option. Acceptable forms of consideration may include:

(a) cash;

(b) check or wire transfer (denominated in U.S. Dollars);

(c) subject to any conditions or limitations established by the Administrator, other Shares which (A) in the case of Shares acquired upon the exercise of an Option, have been owned by the Participant for more than six months on the date of surrender and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(d) consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Administrator;

(e) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

(f) any combination of the foregoing methods of payment.

           9.          Exercise of Option.

9.1 Procedure for Exercise; Rights as a Shareholder.

(a) Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the respective Award Agreement. Unless the Administrator provides otherwise, (A) no Option may be exercised during any leave of absence other than an approved personal or medical leave with an employment guarantee upon return, (B) an Option shall continue to vest during any authorized leave of absence and such Option may be exercised to the extent vested and exercisable upon the Awardee’s return to active employment status.

(b) Options shall be deemed exercised when the Company receives (A) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option; (B) full payment for the Shares with respect to which the related Option is exercised; and (C) payment of all applicable withholding taxes.

(c) Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Unless provided otherwise by the Administrator or pursuant to this Plan, until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option.

(d) The Company shall issue (or cause to be issued) such Shares as administratively practicable after the Option is exercised. An Option may not be exercised for a fraction of a Share.

9.2 Effect of Termination of Employment on Nonstatutory Stock Options.

(a) Generally. Unless otherwise provided for by the Administrator in an Award Agreement, upon an Awardee’s Termination of Employment other than as a result of circumstances described in Sections 9.2(b), (c) and (d) below, any outstanding Nonstatutory Stock Option granted to such Awardee, whether vested or unvested, to the extent not theretofore exercised, shall terminate immediately upon the Awardee’s Termination of Employment.

(b) Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s disability or retirement due to age in accordance with the Company’s or its Affiliate’s policies, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three (3) years following Awardee’s disability or retirement or (B) the expiration of the term of such Option. If the Participant does not exercise such Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(c) Death of Awardee. Unless otherwise provided for by the Administrator, upon an Awardee’s Termination of Employment as a result of the Awardee’s death, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) one (1) year following the Awardee’s death or (B) the expiration of the term of such Option. If a Nonstatutory Stock Option is held by the Awardee when he or she dies, such Option may be exercised by the beneficiary designated by the Awardee (as provided in Section 14 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to exercise the Nonstatutory Stock Option under the Awardee’s will or the laws of descent or distribution. If the Nonstatutory Stock Option is not so exercised within the time specified, such Option (to the extent not exercised) shall automatically terminate.

(d) Voluntary Severance Incentive Program. Upon an Awardee’s Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Board or a Committee, unless provided otherwise pursuant to the terms of such voluntary severance incentive program, all outstanding Nonstatutory Stock Options granted to such Awardee shall immediately become fully vested and exercisable and the Participant may exercise such Option until the earlier of (A) three (3) months following the Awardee’s Termination of Employment (or such other period of time as provided for by the Administrator) or (B) the expiration of the term of such Option. If, after Awardee’s Termination of Employment, the Participant does not exercise his or her Nonstatutory Stock Option within the time specified, the Option (to the extent not exercised) shall automatically terminate.

(e) Divestiture. If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Stock Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion. If, after the close of the divestiture, the Participant does not exercise the Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

(f) Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee because of a work force restructuring or similar program, prior to such Termination of Employment, the Administrator may, in its sole discretion, make some or all of the outstanding Nonstatutory Options granted to the Awardee become fully vested and exercisable and provide that such Options remain exercisable for a period of time to be determined by the Administrator. The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion. If, after Awardee’s Termination of Employment, the Participant does not exercise his or her Nonstatutory Stock Option within the time specified therein, such Option (to the extent not exercised) shall automatically terminate.

           10.           Stock Awards.

10.1 Stock Award Agreement. Each Stock Award Agreement shall contain provisions regarding (i) the number of Shares subject to such Stock Award or a formula for determining such number, (ii) the purchase price of the Shares, if any, and the means of payment for the Shares, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the Stock Award and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

10.2 Restrictions and Performance Criteria. The grant, issuance, retention and/or vesting of each Stock Award may be subject to such performance criteria and level of achievement of such criteria as the Administrator shall determine, which criteria may be based on financial performance, personal performance evaluations, completion of service by the Awardee, or such other factor as the Administrator shall deem appropriate.

10.3 Forfeiture. Unless otherwise provided for by the Administrator, upon the Awardee’s Termination of Employment (other than as provided below in Sections 10(d), (e) and (f)), the Stock Award and the Shares subject thereto shall be forfeited, provided that to the extent that the Participant purchased any Shares, the Company shall have a right to repurchase the unvested Shares at the original price paid by the Participant.

10.4 Disability or Retirement of Awardee. Unless otherwise provided for by the Administrator, if an Awardee’s Termination of Employment is due to the Awardee’s disability or retirement due to age in accordance with the Company’s or its Affiliate’s policies, all outstanding Stock Awards granted to such Awardee shall continue to vest, provided the following conditions are met:

(a) The Awardee shall not render services for any organization or engage directly or indirectly in any business which, in the opinion of the Administrator, competes with, or is in conflict with the interest of, the Company. The Awardee shall be free, however, to purchase as an investment or otherwise stock or other securities of such organizations as long as they are listed upon a recognized securities exchange or traded over-the-counter, or as long as such investment does not represent a substantial investment to the Awardee or a significant (greater than 10%) interest in the particular organization. For purposes of this subsection, a company (other than an Affiliate) which is engaged in the business of producing, leasing or selling products or providing services of the type now or at any time hereafter made or provided by the Company or any of its Affiliates shall be deemed to compete with the Company;

(b) The Awardee shall not, without prior written authorization from the Company, use in other than the business of the Company or any of its Affiliates, any confidential information or material relating to the business of the Company or its Affiliates, either during or after employment with the Company or any of its Affiliates;

(c) The Awardee shall disclose promptly and assign to the Company or one of its Affiliates, as appropriate, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Awardee during employment by the Company or any of its Affiliates, relating in any manner to the actual or anticipated business, research or development work of the Company or any of its Affiliates and shall do anything reasonably necessary to enable the Company or one of its Affiliates, as appropriate, to secure a patent where appropriate in the United States and in foreign countries; and

(d) An Awardee retiring due to age shall render, as a Consultant and not as an Employee, such advisory or consultative services to the Company as shall be reasonably requested in writing from time to time by the Administrator, consistent with the state of the retired Awardee’s health and any employment or other activities in which such Awardee may be engaged. For purposes of this Plan, the Awardee shall not be required to devote a major portion of time to such services and shall be entitled to reimbursement for any reasonable out-of-pocket expenses incurred in connection with the performance of such services.

10.5 Death of Awardee. Unless otherwise provided for by the Administrator, if an Awardee’s Termination of Employment is due to his or her death, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The vested portion of the Stock Award shall be delivered to the Participant (if no longer held by the Awardee), the beneficiary designated by the Awardee (as provided in Section 14 of the Plan), the executor or administrator of the Awardee’s estate or, if none, by the person(s) entitled to receive the vested Stock Award under the Awardee’s will or the laws of descent or distribution.

10.6 Voluntary Severance Incentive Program. Upon an Awardee’s Termination of Employment as a result of participation in a voluntary severance incentive program of the Company or an Affiliate approved by the Administrator, then unless provided otherwise pursuant to the terms of such voluntary severance incentive program, a portion of each outstanding Stock Award granted to such Awardee shall immediately vest and all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement).

10.7 Divestiture. If an Awardee will cease to be an Employee because of a divestiture by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a divestiture will occur shall be made by the Administrator in its sole discretion.

10.8 Work Force Restructuring or Similar Program. If an Awardee will cease to be an Employee because of a work force restructuring by the Company, prior to such Termination of Employment, the Administrator may, in its sole discretion, accelerate the vesting of a portion of any outstanding Stock Award granted to such Awardee and provide that all forfeiture provisions and repurchase rights shall lapse as to a prorated number of shares determined by dividing the number of whole months since the Grant Date by the number of whole months between the Grant Date and the date that the Stock Award would have fully vested (as provided for in the Stock Award Agreement). The determination of whether a work force restructuring will occur shall be made by the Administrator in its sole discretion.

10.9 Rights as a Shareholder. Unless otherwise provided by the Administrator, the Participant shall have the rights equivalent to those of a shareholder and shall be a shareholder only after Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) to the Participant.

           11.          Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by beneficiary designation, will or by the laws of descent or distribution. The Administrator may make an Award transferable to an Awardee’s family member or any other person or entity. If the Administrator makes an Award transferable, either at the time of grant or thereafter, such Award shall contain such additional terms and conditions as the Administrator deems appropriate, and any transferee shall be deemed to be bound by such terms upon acceptance of such transfer.

           12.          Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

12.1 Changes in Capitalization. Subject to any required action by the shareholders of the Company, (i) the number and kind of Shares covered by each outstanding Award, (ii) the price per Share subject to each such outstanding Award and (iii) the Share limitations set forth in Section 3 of the Plan, shall be proportionately adjusted for any increase or decrease in the number or kind of issued shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

12.2 Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Option to be fully vested and exercisable until ten (10) days prior to such transaction. In addition, the Administrator may provide that any restrictions on any Award shall lapse prior to the transaction, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed transaction.

12.3 Change in Control. In the event there is a Change in Control of the Company, as determined by the Board or a Committee, the Board or Committee may, in its discretion, (i) provide for the assumption or substitution of, or adjustment to, each outstanding Award; (ii) accelerate the vesting of Options and terminate any restrictions on Cash Awards or Stock Awards; and (iii) provide for the cancellation of Awards for a cash payment to the Participant.

           13.          Amendment and Termination of the Plan.

13.1 Amendment and Termination. The Administrator may amend, alter or discontinue the Plan or any Award Agreement, but any such amendment shall be subject to approval of the shareholders of the Company in the manner and to the extent required by Applicable Law. In addition, without limiting the foregoing, unless approved by the shareholders of the Company, no such amendment shall be made that would:

(a) reduce the minimum exercise price for Options granted under the Plan;

(b) reduce the exercise price of outstanding Options; or

(c) change the class of persons eligible to receive Awards under the Plan.

13.2 Effect of Amendment or Termination. No amendment, suspension or termination of the Plan shall impair the rights of any Award, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

13.3 Effect of the Plan on Other Arrangements. Neither the adoption of the Plan by the Board or a Committee nor the submission of the Plan to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or any Committee to adopt such other incentive arrangements as it or they may deem desirable, including, without limitation, the granting of restricted stock or stock options otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

           14.          Designation of Beneficiary.

14.1 An Awardee may file a written designation of a beneficiary who is to receive the Awardee’s rights pursuant to Awardee’s Award or the Awardee may include his or her Awards in an omnibus beneficiary designation for all benefits under the Plan. To the extent that Awardee has completed a designation of beneficiary while employed with the Company, such beneficiary designation shall remain in effect with respect to any Award hereunder until changed by the Awardee to the extent enforceable under Applicable Law.

14.2 Such designation of beneficiary may be changed by the Awardee at any time by written notice. In the event of the death of an Awardee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Awardee’s death, the Administrator shall allow the executor or administrator of the estate of the Awardee to exercise the Award, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator, in its discretion, may allow the spouse or one or more dependents or relatives of the Awardee to exercise the Award to the extent permissible under Applicable Law.

           15.          No Right to Awards or to Employment. No person shall have any claim or right to be granted an Award and the grant of any Award shall not be construed as giving an Awardee the right to continue in the employ of the Company or its Affiliates. Further, the Company and its Affiliates expressly reserve the right, at any time, to dismiss any Employee or Awardee at any time without liability or any claim under the Plan, except as provided herein or in any Award Agreement entered into hereunder.

           16.          Legal Compliance. Shares shall not be issued pursuant to the exercise of an Option or Stock Award unless the exercise of such Option or Stock Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

           17.          Inability to Obtain Authority. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, the Company shall be relieved of any liability with respect to the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

           18.          Notice. Any written notice to the Company required by any provisions of this Plan shall be addressed to the Secretary of the Company and shall be effective when received by the Company.

           19.          Governing Law; Interpretation of Plan and Awards.

19.1 This Plan and all determinations made and actions taken pursuant hereto shall be governed by the substantive laws, but not the choice of law rules, of the state of Delaware.

19.2 In the event that any provision of the Plan or any Award granted under the Plan is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of the terms of the Plan and/or Award shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

19.3 The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of the Plan, nor shall they affect its meaning, construction or effect.

19.4 The terms of the Plan and any Award shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns.

           20.          Limitation on Liability. The Company and any Affiliate that is in existence or hereafter comes into existence shall not be liable to a Participant, an Employee an Awardee or any other persons as to:

20.1 The Non-Issuance of Shares. The non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

20.2 Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Employee, Awardee or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

           21.          Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees who are granted Stock Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company nor the Administrator be deemed to be a trustee of stock or cash to be awarded under the Plan. Any liability of the Company to any Participant with respect to an Award shall be based solely upon any contractual obligations which may be created by the Plan;

no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any obligation which may be created by this Plan.

NONSTATUTORY STOCK OPTION AWARD AGREEMENT

           This Award Agreement is made as of [Insert Date], between BALLY TOTAL FITNESS HOLDING CORPORATION, a Delaware corporation (the “Company”), and [Insert Name], an employee of the Company or one or more of its Affiliates (the “Employee”).

           WHEREAS, the Company has heretofore adopted the Bally Total Fitness Holding Corporation Employment Inducement Award Equity Incentive Plan (the “Plan”);

           WHEREAS, the Company wishes to grant a Nonstatutory Stock Option Award to the Employee (the “Award”); and

           WHEREAS, in accordance with and subject to the terms and provisions of the Plan, this Award Agreement shall evidence the Award.

           NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

           1.          Grant of Award. The Company hereby grants to the Employee the right and option (the “Option”) to purchase all or any part of an aggregate of [Insert Number] shares of the Common Stock of the Company (the “Shares”) (such number being subject to adjustment as set forth herein and in the Plan ) on the terms and conditions set forth herein and in the Plan.

           2.          Type of Option. The Option granted under this Award Agreement is a Nonstatutory Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for federal income tax purposes.

           3.          Option Price. The option price of the Shares covered by the Option is $[Insert Amount] per Share.

           4.          Term of Option.

                         (a)         The term of the Option shall be for a period of ten (10) years from the date hereof, subject to earlier termination as hereinafter provided.

                         (b)         Prior to its expiration or termination, and except as hereinafter provided, the Option may be exercised within the following time limitations:

(i) After [one (1) year] from the date of this Agreement, it may be exercised as to not more than [one-third (1/3)] of the Shares originally subject to the Option.

(ii) After [two (2) years] from the date of this Agreement, it may be exercised as to not more than an aggregate of [two-thirds (2/3)] of the Shares originally subject to the Option.

(iii) After [three (3)] years from the date of this Agreement, it may be exercised as to [any part or all] of the Shares originally subject to the Option.

           5.          Exercise of Option

                         (a)         In order to exercise the Option, the person or persons entitled to exercise shall notify [Charles Schwab Employee Stock Plan Services] of the number of full Shares with respect to which the Option is to be exercised utilizing the cashless exercise program and procedures that the Company has established and communicated to the Employee. The exercise price for the Shares to be purchased shall be paid in accordance with such cashlesss exercise program and procedures.

                         (b)         If at any time during the term of this Option the Company discontinues its cashless exercise program, then in order to exercise the Option, the person or persons entitled to exercise it shall deliver to the Secretary of the Company, or such other person designated for this purpose, written notice of the number of full Shares with respect to which the Option is to be exercised. The notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Committee, by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based upon their Fair Market Value on the date of exercise, or, upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.

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                         (c)         No Shares shall be issued until full payment therefor has been made, and the Employee shall have none of the rights of a shareholder in respect of such Shares until they are so issued.

           6.          Nontransferability. The Option shall not be transferable other than (a) by will or the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him or her, or in the event of death, his or her designated beneficiary, or in the event of disability, his or her personal representative, (b) pursuant to a qualified domestic relations order, as defined in Section 414(p) the Internal Revenue Code of 1986, as amended (the “Code”), (c) to the spouse, children, grandchildren or parents of the Employee (the “Immediate Family Members”), (d) to a trust or trusts for the exclusive benefit of the Employee or the Immediate Family Members, (e) to a partnership or limited liability company in which the Employee and/or the Immediate Family Members are the only partners or members or (f) to an entity exempt from federal income tax pursuant to Section 501(c)(3) of the Code or any successor provision. Following a transfer, the Option shall continue to be subject to the same terms and conditions of this Award Agreement and the Plan as were applicable immediately prior to the transfer.

           7.          Termination of Employment. In the event that the employment of the Employee is terminated (other than by reason of death, disability or retirement), then (a) the Option may be exercised by the Employee (to the extent that he or she shall have been entitled to do so at the termination of his or her employment) at any time within ninety (90) days after such termination, but not beyond the original term hereof, and (b) the portion of the Option that has not vested as of the date of the termination of the Employee’s employment shall automatically terminate. So long as the Employee continues to be an employee of the Company or of one or more of its Affiliates, the Option shall not be affected by any change in the Employee’s duties or position. Nothing in this Award Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Affiliates or to interfere in any way with the right of the Company or any Affiliate to terminate his or her employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employee’s employment for cause, the Option, to the extent not theretofore exercised, shall automatically

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terminate.

           8.          Death of the Employee. If the Employee dies while he or she is employed by the Company or one or more of its Affiliates, then the Option may be exercised in full by the Employee’s designated beneficiary at any time within three hundred sixty five (365) days after the Employee’s death, but not beyond the original term hereof. If the Employee dies within ninety (90) days after the termination of his or her employment with the Company or one or more of its Affiliates, then the Option may be exercised by the Employee’s designated beneficiary (to the extent that the Employee would have been entitled to do so at the date of his or her death) at any time within three hundred sixty five (365) days after the Employee’s death, but not beyond the original term hereof.

           9.          Disability of the Employee. If the employment of the Employee terminates on account of his or her having become disabled, as defined in Section 22(e)(3) of the Code, then the Option may be exercised in full by the Employee or the Employee’s personal representative at any time within three hundred and sixty five (365) days after the date on which his or her employment terminated, but not beyond the original term hereof.

           10.          Retirement of the Employee. If the employment of the Employee terminates by reason of the Employee’s retirement on or after the Employee’s attainment of age sixty five (65), then the Option may be exercised in full by the Employee at any time within three hundred sixty five (365) days after the date on which his or her employment terminated, but not beyond the original term hereof.

           11.          Taxes.

                         (a)         The Company shall have the right to require an individual entitled to receive Shares pursuant to the exercise of this Option to pay to the Company the amount of any taxes that the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Option. The Company may elect to deduct such taxes from any other amounts then payable to the Employee in cash or Shares or from any other amounts payable to the Employee ay any time thereafter.

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                         (b)         Upon approval of the Committee, the Employee may elect to satisfy his or her tax liability with respect to the exercise of the Option by having the Company withhold Shares otherwise issuable upon exercise of the Option; provided, however, that if the Employee is subject to Section 16(b) of the Exchange Act at the time that the Option is exercised, such election must satisfy the requirements of Rule 16b-3.

           12.          Adjustments Upon Changes in Capitalization. In the event of changes in all of the outstanding Shares by reason of stock dividends, stock splits, reclassifications, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations, liquidations or similar events, or in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares, or similar transactions or events, the number and class of Shares subject to the Option hereby granted, the option price and all other applicable provisions thereof shall, subject to the provisions of the Plan, be correspondingly equitably adjusted by the Committee (which adjustment may, but need not, include payment to the holder of the Option, in cash or in shares, in an amount equal to the difference between the option price and the then current Fair Market Value of the Shares subject to the Option as equitably determined by the Committee), as it shall decide in its sole discretion. The foregoing adjustment and the manner of application of the foregoing provisions shall be determined by the Committee, in its sole discretion. Any such adjustment may provide for the elimination of any fractional Share which might otherwise be subject to the Option.

           13.          Delivery of Shares upon Exercise of Option. Delivery of certificates for Shares pursuant to the exercise of this Option may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of any federal, state or local law or regulation or any administrative or quasi-administrative requirement applicable to the sale, issuance, distribution or delivery of such Shares. The Committee may, in its sole discretion, require the holder of the Option to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Option and the delivery of any Shares pursuant to the Option.

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           14.          Incorporation of Provisions of the Plan. All of the terms and provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made a part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms and provisions of the Plan, the Plan shall control. Without limiting the generality of the foregoing sentence and notwithstanding any other provision of this Award Agreement, the Option shall be granted effective only upon the authorization of the Committee. To the extent any capitalized terms used in this Award Agreement are not otherwise defined herein, they shall have the meaning set forth in the Plan.

           15.          Invalidity of Provisions. The invalidity or unenforceability of any provision of this Award Agreement as a result of a violation of any state or federal law, or of the rules or regulations of any governmental body or any securities exchange, shall not affect the validity or enforceability of the remainder of this Award Agreement.

           16.           Interpretation. All decisions or interpretations made by the Committee with regard to any question arising under the Plan or this Award Agreement shall be binding and conclusive on the Company, the Employee and any other interested parties.

           IN WITNESS WHEREOF, the Company has caused this Award Agreement to be executed by its duly authorized officer, and the Employee has hereunto set his or her hand, all as of the day and year first written above.

BALLY TOTAL FITNESS HOLDING CORPORATION

By:
Its:	Senior Vice President

EMPLOYEE

Social Security Number: